                                                                 Exhibit 10.1

                      FORM OF SECURITIES PURCHASE AGREEMENT



                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of _______________________, 2003, by and among Q Comm International, Inc., a Utah corporation, with offices located at 1145 South 1680 West, Orem, Utah 84058 (the "Company"), and _________________________________(the "Buyer").

         WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

         B. The Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) 12% secured convertible debentures of the Company, in the form attached hereto as Exhibit "A", in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures; (ii) up to 2,538,465 shares of Common Stock (the "Shares"); and (iii) warrants, in the form attached hereto as Exhibit "B", to purchase up to 2,538,465 shares of Common Stock (the "Warrants", and together with the Debentures and the Shares, the "Securities"); and

         C. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of Shares and Warrants as is set forth immediately below its name on the signature page hereto; and

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide to Buyer (and all other buyers that execute agreements substantially identical to this Agreement) (collectively, the "Buyers") certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws for the shares underlying the Debentures and Warrants and the Shares (the "Buyers Registration Statement"); and

         E. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering certain other documents to consummate the transactions contemplated hereby and thereby, including, without limitation, a Security Agreement, Pledge Agreement, Guaranty, Cash Collateral Escrow Agreement and an Intercreditor Agreement (collectively with this Agreement and the Registration Rights Agreement, the "Transaction Documents"); and

         F. Prior to the execution and delivery of this Agreement, the Company entered into a non-binding letter of intent with Paulson Investment Company, Inc. ("Paulson") dated November 18, 2002 whereby Paulson is to act as a representative of one or more underwriters for the sale of certain of the Company's securities (the "Paulson Offering") pursuant to a registration statement filed with and deemed effective by the SEC (the "Paulson Registration Statement").

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

                  1. PURCHASE AND SALE OF DEBENTURES, SHARES AND WARRANTS.

                           a. Purchase of Debentures, Shares and Warrants. On
the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Debentures and number of Shares and Warrants as is set forth immediately below such Buyer's name on the signature pages hereto.

                           b. Form of Payment. On the Closing Date (as defined
below), (i) the Buyer shall pay the purchase price for the Securities to be issued and sold to it at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds (or as otherwise mutually agreed) to the Company, in accordance with the Company's written wiring instructions, against delivery of the Debentures in the principal amount equal to the Purchase Price and the number of Shares and Warrants as is set forth immediately below such Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such Debentures, Shares and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

         Notwithstanding the foregoing, if any sales of the Securities are made through a registered broker-dealer, such broker-dealer shall be entitled to a selling concession equal to 10% of the gross proceeds, if such broker-dealer represents in writing to the Company that it is a "broker-dealer" registered under the provisions of the Securities and Exchange Act of 1934, as amended, and is registered as a broker-dealer in the state where such Buyer is a resident.

                           c. Closing Date. Subject to the satisfaction (or
waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures, Shares and the Warrants pursuant to this Agreement (the "Closing Date") shall be 5:00 p.m. Eastern Standard Time on or before____________________, 2003 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of Bondy & Schloss LLP, 60 East 42nd Street, New York, New York 10165, or at such other location as may be agreed to by the parties.

                  2. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company solely as to such Buyer that:

                           a. Investment Purpose. As of the date hereof, the
Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock, if any, as are issuable as a result of the events described in the Debenture (including without limitation
Section 1.6 of the Debenture) and Section 2(b) of the Registration Rights Agreement, such shares of Common Stock being referred to herein as the "Conversion Shares"), the Shares and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer, subject to any agreement to the contrary executed simultaneously herewith, does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b. Accredited Investor Status. The Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor") for the reasons checked on Schedule 1 hereto.

                           c. Reliance on Exemptions. The Buyer understands that
the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                           d. Information. The Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

                           e. Governmental Review. The Buyer understands that no
United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                           f. Transfer or Re-sale. The Buyer understands that
(i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                           g. Legends. The Buyer understands that the Debentures
and the Warrants and, until such time as the Conversion Shares, the Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, the Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, including pursuant to the provisions of Rule 144 and such sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                           h. Authorization; Enforcement. The Transaction
Documents have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Transaction Documents, such agreements will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

                           i. Residency. The Buyer is a resident of the
jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

                           j. Other Buyers. The Buyer expressly acknowledges and
agrees that the interests under the Transaction Documents of any other buyers who purchase Debentures, Shares and Warrants pursuant to agreements substantially identical to this Agreement on or before March 31, 2003 (the "Outside Closing Date"), shall be pari passu in all respects to the Buyer's interest thereunder.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that:

                           a. Organization and Qualification. The Company and
each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.
Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                           b. Authorization; Enforcement. (i) The Company has
all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents, the Debentures, the Shares and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures, the Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Transaction Documents, the Debentures, the Shares and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                           c. Capitalization. As of the date hereof, the
authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 19,437,288 shares are issued and outstanding, (excluding shares which may be reserved for issuance pursuant to the Company's stock option plans and any Shares which may be issued to any other Buyers of the Debentures), 6,441,133 shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 9,692,314 shares are reserved for issuance upon conversion of the Debentures and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below) (assuming sale of all of the Debentures); and (ii) 0 shares of preferred stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and
(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Shares, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

                           d. Issuance of Shares. The Conversion Shares and
Warrant Shares are (or shall be) duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                           e. Acknowledgment of Dilution. The Company
understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debenture, or exercise of the Warrants. The Company further acknowledges that its obligation to issue the Shares and the Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                           f. No Conflicts. The execution, delivery and
performance of the Transaction Documents, the Debentures, the Shares and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not
(i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity where such violation would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, the Debentures, the Shares or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures, the Shares and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and, except in connection with a transfer of the listing on the Common Stock on AMEX or NASDAQ does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           g. SEC Documents; Financial Statements. Except as
disclosed on Schedule 3(g), since at least January 1, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2002 (ii) liabilities set forth on Schedule 3(g) and
(iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                           h. Absence of Certain Changes. Since September 30,
2002, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

                           i. Absence of Litigation. Except as disclosed in the
SEC Documents and Schedule 3(i) hereto, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.


                           j. Patents, Copyrights, etc. The Company and each of
its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                           k. No Materially Adverse Contracts, Etc. Neither the
Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                           l. Tax Status. Except as set forth on Schedule 3(l),
the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

                           m. Certain Transactions. Except as set forth on
Schedule 3(m) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.


                           n. Disclosure. All information relating to or
concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           o. Acknowledgment Regarding Buyer's Purchase of
Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                           p. No Integrated Offering. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

                           q. No Brokers. Except as provided in Section 1(b)
hereof, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                           r. Permits; Compliance. The Company and each of its
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2002, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                           s. Title to Property. The Company and its
Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in
Schedule 3(s) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                           t. Insurance. The Company and each of its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           u. Internal Accounting Controls. The Company and each
of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           v. Foreign Corrupt Practices. Neither the Company,
nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                           w. No Investment Company. The Company is not, and
upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

                           x. Reverse Split Limitation. In connection with the
Paulson Offering, the Company shall not reverse split its Common Stock in a ratio greater then one-for-fifteen, provided, however, at the written request of Paulson for the sole purpose of meeting the minimum listing requirements of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange, the ratio may be increased up to one-for-thirty.

                  4. COVENANTS.

                           a. Best Efforts. The parties shall use their best
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                           b. Form D; Blue Sky Laws. The Company agrees to file
a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

                           c. Reporting Status; Eligibility to Use Form S-3. The
Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Henceforth, the Company will take all necessary action to meet, the "registrant requirements" set forth in the general instructions to Form S-3.

                           d. Use of Proceeds. The Company shall use the
proceeds from the sale of the Debentures, the Shares and the Warrants in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any repayment of debt, loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

                           e. Future Offerings. Subject to the exceptions
described below, the Company will not, without the prior written consent of a majority-in-interest of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of warrants during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) one hundred eighty (180) days from the Closing Date and (ii) one hundred fifty (150) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending on the date on which there is no longer any amount outstanding on the Debentures (the "Future Offering Period"), unless it shall have first delivered to each Buyer, at least fifteen (15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the ten
(10) business day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of Debentures purchased by it hereunder bears to the aggregate principal amount of Debentures purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning the proposed Future Offering, the Company shall deliver a new notice to each Buyer describing the amended terms and conditions of the proposed Future Offering and each Buyer thereafter shall have an option during the ten (10) business day period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (an "Underwritten Offering") (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuance of any Securities pursuant to the Transaction Documents, or (iii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or issued hereinafter in an Underwritten Offering or pursuant to the Transaction Documents, the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the Stockholders of the Company, or the transactions referred to in clauses (A), (B) and (C) of this Section 4(e), where the price per share or the exercise price is not less than the price per share or the exercise price of this financing. In the event that, during the Future Offering Period, the Company completes a Future Offering on terms more favorable than the transaction contemplated hereby, the terms of the Debentures, Shares and the Warrants will be amended to reflect such more favorable terms.

                           f.  Expenses.   [Intentionally Omitted]

                           g. Financial Information. The Company agrees to send
the following reports to the Buyer until the Buyer transfers, assigns, or sells all of its Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                           h. Reservation of Shares. The Company shall at all
times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Debentures and exercise of the Warrants without the consent of each Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than the greater of (a) 9,692,314 or
(b) two (2) times the number that is then actually issuable upon full conversion of the Debentures and upon exercise of the Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Debentures and exercise of the Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

                           i. No Further Issuances of Additional Securities.
Except as to those transactions to which the Capital Raising Limitations do not apply (which this Section shall not prohibit) until such time as the Buyers Registration Statement is declared effective by the SEC and the Company has transferred the Cash Collateral to the Cash Collateral Escrow Agent (as those terms are defined in the Cash Collateral Escrow Agreement of even date herewith), the Company shall not, without the Buyers' written consent, issue, or cause the issuance of, any securities of the Company except pursuant to an employee stock option plan or other agreement with an employee in existence on or committed as of January 30, 2003.

                           j. Listing. The Company shall and, so long as any
Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

                           k. Corporate Existence. Unitl such date on which
there is no longer any amounts outstanding on the Debentures, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

                           l. No Integration. The Company shall not make any
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

                           m. Binding Agreement. By execution of this Agreement,
Buyer and Company shall be entitled to any and all benefits, and subject to any and all obligations, of the Transaction Documents, whether or not a signatory thereto.

                  5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares (and the Shares) under the 1933 Act or the date on which the Conversion Shares and Warrant Shares (and the Shares) may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures, the Shares and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a. A Buyer shall have executed, as applicable, the
Transaction Documents, and delivered the same to the Company.

                           b. A Buyer shall have delivered the Purchase Price in
accordance with Section 1(b) above.

                           c. A Buyer shall have executed a lock-up agreement
with Paulson (the "Paulson Lock-Up Agreement") for a period not to exceed ninety
(90) days from the date the Paulson Registration Statement is declared effective by the SEC (the "Paulson Registration Statement Effective Date") covering fifty percent (50%) of its Shares, and for a period not to exceed one hundred and eighty (180) days from the Paulson Registration Statement Effective Date covering the other fifty percent (50%) of its Shares, and its Conversion Shares and Warrant Shares; provided, however, in no event shall the Paulson Lock-Up Agreement be more restrictive than that offered to any of the Company's officers, directors or holders of five percent (5%) or more of the outstanding shares of the Company's Common Stock. In addition, if Paulson consents to any less restrictive modification or waiver of the terms of any such agreement with one or more of the Company's officers, directors or holders of five percent (5%) or more of the outstanding shares of the Company's Common Stock, then the Paulson Lock-Up Agreement shall be similarly modified or waived.

                           d. The representations and warranties of the
applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

                           e. No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.


                  7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer to purchase the Debentures, the Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

                           a. The Company shall have executed the Transaction
Documents and delivered the same to the Buyer.

                           b. The Company shall have delivered to the Buyer duly
executed Debentures (in such denominations as the Buyer shall request), Shares and Warrants in accordance with Section 1(b) above.

                           c. The Company's Chief Executive Officer shall have
executed the Pledge Agreement and Guaranty and delivered the same to the Buyer and delivered the Pledged Shares to the Pledge Agent (as those terms are defined in the Pledge Agreement).

                           d. The Irrevocable Transfer Agent Instructions, in
form and substance reasonably satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                           e. The representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                           f. No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           g. Trading in the Common Stock on the OTCBB shall not
have been suspended by the SEC or the OTCBB.

                           h. The Buyer shall have received a copy of the
opinion of the Company's counsel dated as of February 13, 2003 attached hereto as Exhibit "D".

                           i. The Buyer shall have received an officer's
certificate described in Section 3(c) above, dated as of the Closing Date.

                  8. GOVERNING LAW; MISCELLANEOUS.

                           a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED,
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL

SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                           b. Counterparts; Signatures by Facsimile. This
Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           c. Headings. The headings of this Agreement are for
convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                           d. Severability. In the event that any provision of
this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                           e. Entire Agreement; Amendments. This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           f. Notices. Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                                    Q COMM INTERNATIONAL
                                    1145 South 1680 West
                                    Orem, Utah 84058
                                    Attention:  Chief Executive Officer
                                    Telephone: 801-226-4222

                           With copy to:

                                    Morse, Zelnick, Rose & Lander, LLP
                                    405 Park Avenue
                                    New York, New York 10022
                                    Attention:   George Lander, Esq.
                                    Telephone:  212-838-8269
                                    Facsimile:  212-838-9190

         If to the Buyer: To the address set forth immediately below such Buyer's name on the signature page hereto.

         Each party shall provide notice to the other party of any change in address.

                           g. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                           h. Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival. The representations and warranties of
the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under the Transaction Documents, including advancement of expenses as they are incurred. The Buyer agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents for loss or damage arising as a result of or related to any material breach by the Buyer of any of its representations, warranties and covenants set forth in Section 2 hereof or any of its covenants and obligations under the Transaction Documents, including advancement of expenses as they are incurred.

                           j. Publicity. The Company and the Buyer shall have
the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon); it being agreed that this Section 8(j) shall not apply to the Paulson Registration Statement.

                           k. Confidentiality. The Company agrees that it will
not disclose, and will not include in any public announcement, the name of the Buyer, unless expressly agreed to by the Buyer or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Buyer agrees that it will not disclose (i) any of the material terms of the Transaction Documents to any third party (other than the Buyer's investment advisors, attorneys or accountants) without the express written consent of Company unless such information is otherwise publicly available, and (ii) at any time prior to the filing of the Paulson Registration Statement the fact that the Company has any intention to file the Paulson Registration Statement.

                           l. Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           m. No Strict Construction. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           n. Remedies. The Company acknowledges that a breach
by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


Q COMM INTERNATIONAL, INC.


By:
         ------------------------------
         Paul Hickey
         Chairman and Chief Executive Officer


         ------------------------------


By:
         ------------------------------
         Name:
         Title:


RESIDENCE:
         ------------------------------

ADDRESS:

         ------------------------------

         ------------------------------


AGGREGATE SUBSCRIPTION AMOUNT:

  Aggregate Principal Amount of Debentures:       $___________
  Number of Shares:                                ___________
  Number of Warrants:                              ___________
  Aggregate Purchase Price:                        ___________

                                    EXHIBIT A
                                       TO
                        THE SECURITIES PURCHASE AGREEMENT

Form of 12% Convertible Secured Debenture due March 31, 2004.
See Exhibit 4.2 to this Annual Report on Form 10-KSB/A.

                                    EXHIBIT B
                                       TO
                        THE SECURITIES PURCHASE AGREEMENT

                     Form of Common Stock Purchase Warrant
             See Exhibit 4.3 to this Annual Report on Form 10-KSB/A.

                                    EXHIBIT C
                                       TO
                        THE SECURITIES PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February ___________, 2003, by and among Q Comm International, Inc., a Utah corporation, with its offices located at 1145 South 1680 West, Orem, Utah 84058 (the "Company"), and _________________ (collectively and together with their respective affiliates and any assignee or transferee of all of their respective rights hereunder, the "Buyer").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Buyer: (i) 12% secured convertible debentures of the Company, in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures; (ii) up to 2,538,465 shares of Common Stock (the "Shares"); and (iii) warrants to purchase up to 2,538,465 shares of Common Stock (the "Warrants");

         B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

         1. DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Buyers" means the Buyer and all other buyers
that execute agreements substantially identical to the Securities Purchase Agreement on or before March 31, 2003 (collectively, the "Buyers"), including any transferees or assignees of Buyers who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                           (ii) "register," "registered," and "registration"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iii) "Registrable Securities" means one hundred and
thirty percent (130%) of the shares of Common Stock issued or issuable upon conversion or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock, if any, as are issuable as a result of the events described in the Debentures (including but not limited to Section 1.6 of the Debentures) and Section 2(b) of this Agreement, such shares of Common Stock being referred to herein as the "Conversion Shares"), the Shares, and the shares of Common Stock issued or issuable upon exercise or otherwise pursuant to the Warrants (the "Warrant Shares"), and any shares of Common Stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

                           (iv) "Registration Statement" means a registration
statement of the Company under the 1933 Act.

                           (v) "Resale Registration Statement" means a
Registration Statement covering the resale of all, or any portion of, the Registrable Securities.

                           (vi) "Paulson Offering" means a public offering of
the Company's securities for which Paulson Investment Company, Inc. ("Paulson") is to act as a representative to one or more underwriters pursuant to a non-binding letter of intent between the Company and Paulson dated November 18, 2002.

                           (vii) "Paulson Registration Statement" means the
registration statement to be filed by the Company to register the securities issued pursuant to the Paulson Offering.

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement or Debentures.

         2. REGISTRATION.

                  a. Mandatory Registration. The Company shall prepare, and, on or prior to the tenth (10th) business day following a declaration of effectiveness by the SEC of the Paulson Registration Statement (the "Filing Date"), file with the SEC a Resale Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyers, which consent will not be unreasonably withheld), which such Resale Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Resale Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Debentures and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Conversion Price of the Debentures in accordance with the terms thereof or the exercise price of the Warrants in accordance with the terms thereof. Notwithstanding anything to the contrary contained in this Section 2(a), the Company shall file with the SEC a Resale Registration Statement no later than July 15, 2003, subject to the Company's failure to file the Paulson Registration Statement on or before April 15, 2003, in which case the Company shall file the Resale Registration Statement on or before June 1, 2003 (the "Mandatory Filing Date"); provided, however, in the event the Paulson Registration Statement is withdrawn, the Company shall have a period of ninety (90) days from the date of such withdrawal to file the Resale Registration Statement.

                  b. Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Resale Registration Statement as soon as practicable. If (i) the Resale Registration Statement is not filed by the Filing Date or the Mandatory Filing Date, as the case may be, or declared effective by the SEC on or prior to one hundred and twenty (120) days after filing the Resale Registration Statement with the SEC, then the Company will make payments to the Buyers in such amounts and at such times as shall be determined pursuant to this
Section 2(b) as partial relief for the damages to the Buyers by reason of any such delay in their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Debentures or Registrable Securities an amount equal to three percent (3%) per month of the then outstanding principal amount of the Debentures (and, in the case of holders of Registrable Securities, the principal amount of Debentures from which such Registrable Securities were converted) ("Outstanding Principal Amount") multiplied by the number of months (prorated for partial months) after the Filing Date (or Mandatory Filing Date) or the end of the aforementioned one hundred and twenty (120) day period and prior to the date the Resale Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Buyers in the Resale Registration Statement with respect to information relating to the Buyers, including, without limitation, changes to the plan of distribution, or to the failure of the Buyers to conduct their review of the Registration Statement pursuant to Section 3(g) below in a reasonably prompt manner. Any payments due pursuant to this Section 2(b) may be paid by the Company in cash or shares of the Company's Common Stock at the option of the Buyers. If the Buyers elect to receive payment in shares of Common Stock, such shares shall be issued at the Conversion Price (as that term is defined in the Debenture).

         3. OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall prepare promptly, and file with the SEC not later than the Filing Date (or Mandatory Filing Date), a Resale Registration Statement with respect to the number of Registrable Securities provided in
Section 2(a), and thereafter use its best efforts to cause such Resale Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than one hundred and twenty (120) days after filing the Resale Registration Statement with the SEC, and keep the Resale Registration Statement effective pursuant to Rule 415 until March 31, 2005 (the "Registration Period"), which Resale Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and the prospectus used in connection with the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Resale Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Buyers as set forth in the Resale Registration Statement. In the event the number of shares available under the Resale Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Resale Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause any amendment to the Resale Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within sixty (60) days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The Company shall use its best efforts to cause any new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within one hundred and twenty
(120) days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The provisions of Section 2(b) above shall be applicable with respect to such obligation.

                  c. The Company shall furnish to legal counsel for the Buyers
(i) promptly (but in no event more than two (2) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Resale Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Resale Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Buyers may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyers. The Company will immediately notify each Buyer by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond (but in no event more than ten (10) business days) to any and all comments received from the SEC (which comments shall promptly be made available to the Buyers upon request), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than three (3) business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) business days) following receipt by the Company from the SEC of an order declaring the Registration Statement effective. In the event of a breach by the Company of the provisions of this Section 3(c), the Company will be required to make payments pursuant to Section 2(b) hereof.

                  d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by any Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Buyers who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. As promptly as practicable after becoming aware of such event, the Company shall notify each Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Buyer as such Buyer may reasonably request; provided that, for not more than thirty (30) consecutive trading days (or a total of not more than forty-five (45) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Buyers in writing of the existence of (but in no event, without the prior written consent of the Buyers, shall the Company disclose to such Buyers any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Buyers in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(e) with respect to the information giving rise thereto.

                  f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Buyers who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  g. The Company shall permit a single firm or counsel designated by the Buyers to review such Resale Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Resale Registration Statement without prior notice to such counsel. The sections of such Resale Registration Statement covering information with respect to the Buyers, the Buyer's beneficial ownership of securities of the Company or the Buyers intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Buyers.

                  h. At the request of the Buyer, the Company shall make available for inspection by (i) any Buyers, and (ii) Buyers legal counsel, (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Buyer) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement.

                  i. The Company shall hold in confidence and not make any disclosure of information concerning any Buyers provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Buyer prior to making such disclosure, and allow the Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  j. The Company shall (i) cause all the Registrable Securities covered by any Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by any Registration Statement on the OTC BB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  k. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of any Registration Statement.

                  l. The Company shall cooperate with the Buyers who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, or the Buyers may reasonably request and registered in such names as the Buyers may request, and, within three (3) business days after any Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Buyers whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as Exhibit 1 and an opinion of such counsel in the form attached hereto as Exhibit 2.

                  m. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                  n. From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under
Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

                  o. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Buyers of Registrable Securities pursuant to a Registration Statement.


         4. OBLIGATIONS OF THE BUYERS.

         In connection with the registration of the Registrable Securities, the Buyers shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Buyer that such Buyer shall furnish to the Company, in writing,such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven (7) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Buyer of the information the Company requires from each such Buyer.

                  b. Each Buyer, by such Buyer's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Buyer has notified the Company in writing of such Buyer's election to exclude all of such Buyer's Registrable Securities from the Registration Statements.

                  c. In the event Buyer holding a majority-in-interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Buyer agrees to enter into and perform such Buyer's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Buyer has notified the Company in writing of such Buyer's election to exclude all of such Buyer's Registrable Securities from such Registration Statement.

                  d. Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Buyers will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Buyer's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5. EXPENSES OF REGISTRATION.

         All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Buyers pursuant to Sections 2(b) and 3(g) hereof shall be borne by the Company.

         6. INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Buyer who holds such Registrable Securities,
(ii) the directors, officers, partners, employees, agents and each person who controls any Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Buyers, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyers pursuant to Section 9.

                  b. In connection with any Registration Statement in which a Buyer is participating, each such Buyer agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Buyer, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Buyer expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Buyer will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld; provided, further, however, that the Buyer shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Buyers holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Buyers), if the Buyers are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. REPORTS UNDER THE 1934 ACT.

         With a view to making available to the Buyers the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Buyers so long as such Buyers owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.


         9. ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights under this Agreement shall be automatically assignable by the Buyers to any transferee of all or any portion of Registrable Securities if:
(i) the Buyers agree in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

         10. AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Buyers (to the extent such Buyers still own Registrable Securities) and Buyers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Buyer and the Company.

         11. MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           Q Comm International, Inc.
                           1145 South 1680 West
                           Orem, Utah 84058
                           Attention: Chief Executive Officer
                           Telephone: 801-226-4222
                           Facsimile:  801-222-9555

                           With copy to:

                           Morse, Zelnick, Rose & Lander, LLP
                           405 Park Avenue
                           New York, NY 10022
                           Attention: George Lander, Esq.
                           Telephone: (212) 838-8269
                           Facsimile:  (212) 838-9190

         If to any Buyers: to the address set forth immediately below such Buyer's name on the signature pages to the Securities Purchase Agreement.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                  e. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  f. This Agreement, the Securities Purchase Agreement (including all schedules and exhibits thereto), the Debenture, the Warrant and all other documents relating to this transaction (collectively, the "Transaction Documents") constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  g. Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                  h. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  i. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  k. Except as otherwise provided herein, all consents and other determinations to be made by the Buyers pursuant to this Agreement shall be made by Buyers holding a majority of the Registrable Securities, determined as if all of the Debentures then outstanding have been converted into Registrable Securities.

                  l. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each Buyer shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

                  m. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Company and the undersigned Buyers have caused this Agreement to be duly executed as of the date first above written.


                  Q COMM INTERNATIONAL, INC.


                  --------------------------------------
                  Paul Hickey
                  Chief Executive Officer



                  BUYER


                  --------------------------------------
                  By:
                  Title:


                  --------------------------------------
                  By:
                  Title:

                                    EXHIBIT D
                                       TO
                        THE SECURITIES PURCHASE AGREEMENT







                                                                  (212) 838-1177


                              _______________, 2003



[Name of Accredited Investor]
c/o Bondy & Schloss, LLP
60 East 42nd Street
New York, New York 10017-1677



Gentlemen:

         We have acted as counsel to Q Comm International, Inc., a Utah corporation ("Q Comm") and its wholly owned subsidiary, Q Comm, Inc. ("Sub"), in connection with the execution and delivery of a Securities Purchase Agreement, dated as of______________, 2003 (the "Agreement") by and between Q Comm and you ("Investor") and the transactions contemplated thereby.

         This opinion is being furnished to you pursuant to Section 7(h) of the Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

         In rendering this opinion, we have examined the following documents:

         (1)      the Agreement;

         (2) a security agreement, dated the date hereof, between Q Comm, Sub, the Investor and Bondy & Schloss, LLP, as agent for the Investors (the "Security Agreement");

         (3) Form of 12% secured convertible debentures due ____________, 2004;

         (4) Form of Stock Purchase Warrant, dated the date hereof (the "Warrant");

         (5) Registration Rights Agreement, dated the date hereof, between Q Comm and the Investor;

         (6) Stock Pledge Agreement, dated the date hereof, executed by Paul C. Hickey, Q Comm, the Investors and Bondy & Schloss, LLP, as agent for the Investor;

         (7) Uniform Commercial Code Financing Statement - Form UCC-1, dated the date hereof, with Q Comm as debtor and the Investor as secured party attached hereto as Exhibit A (the "Financing Statement");

         (8) a certificate, dated ________, 2003, of the Secretary of State of the State of Utah relating to the incorporation, legal existence and good standing of Q Comm in the State of Utah (the "Utah Certificate"); and

         (9) such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of Q Comm) as we have considered necessary for purposes of this opinion.

The documents referred to in clauses (1) through (6) above are sometimes hereinafter collectively called the "Operative Agreements".

         In our examination of the documents we have assumed the completeness of the corporate and stock record books of Q Comm, the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such certified, facsimile or photostatic documents. We have assumed that the Operative Agreements accurately describe and contain the mutual understanding of the parties thereto as to all matters contained therein, and that no other agreements or understandings exist between such parties with respect to the Operative Agreements.

         Insofar as this opinion relates to factual matters, information with respect to which is in the possession of Q Comm, we have relied, without independent investigation, upon certificates, statements and representations made to us by one or more officers or employees of Q Comm and upon the representations and warranties made by Q Comm in the Operative Agreements.

         Any reference herein to "our knowledge," or to matters "known to us," or to any matter of which we "are aware" or coming "to our attention" or any variation of any of the foregoing, shall mean, as used herein, the conscious awareness of those attorneys of this firm who have rendered substantive attention to the transaction to which this opinion relates of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Q Comm. Moreover, we have not, for purposes of our opinions below, searched computerized or electronic databases (except for the Utah Department of Commerce) or the docket of any court, governmental agency or regulatory body or other filing office in any jurisdiction.

         For purposes of this opinion, we have assumed that the Operative Agreements have been duly authorized, executed and delivered by the signatories thereto other than Q Comm, that the signatories thereto other than Q Comm have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Operative Agreements and that the Operative Agreements are the valid and binding obligations of the signatories thereto other than Q Comm, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party to the documents other than Q Comm.

         Our opinions expressed in paragraph 1 below, insofar as they relate to the incorporation, valid existence, good standing of Q Comm are based solely on the Utah Certificate, copies of which have been made available to the Investors, and our opinions with respect to such matters are limited accordingly.

         The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws relating to or affecting the rights and remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; and (iii) duties and standards imposed on parties to contracts, including without limitation, requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of the remedy of specific performance, injunctive relief or any other equitable or specific remedy upon any breach of any documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of such defenses may be subject to the discretion of the court before which any proceeding therefor may be brought. Our opinion in paragraph 3 below as to the enforceability of the Operative Agreements is subject to the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law. Furthermore, we express no opinion herein as to any provision of any agreement
(i) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (ii) relating to the effect of invalidity or enforceability of the provisions of any of the Operative Agreements on the validity or enforceability of any other provision thereof, (iii) requiring the payment of consequential damages or liquidated damages, (iv) relating to non-competition and non-solicitation, (v) relating to indemnification and contribution with respect to securities law claims and (vi) relating to consent to jurisdiction or waiver of trial by jury.

         We express no opinion as to compliance by Q Comm with any federal or so-called "blue sky" or state securities laws or with any state or federal antifraud laws or with the fraudulent transfer laws of any jurisdiction.

         We are opining herein only with respect to the state laws of the State of New York and the federal laws of the United States of America. Accordingly, to the extent that any laws other than those upon which we are opining govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

         On the basis of and subject to the foregoing, we are of the opinion that:

         1. Q Comm is a corporation incorporated, validly existing and in good standing under the laws of the State of Utah.

         2. Q Comm has the corporate power and corporate authority to enter into and perform each of the Operative Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Agreements and the Financing Statements.

         3. The Operative Agreements have been duly executed and delivered by Q Comm and constitute the legally valid and binding obligation of Q Comm, enforceable against it in accordance with the respective terms of such Operative Agreements.

         4. No consents, approvals or authorizations of, or notices to or filings with the shareholders of Q Comm or any governmental authority or agency under the laws of the State of New York or the laws of the United States, in each case as presently in effect and interpreted, are required on the part of Q Comm in connection with the execution and delivery by Q Comm of the Operative Agreements, except for such filings as are necessary in connection with the creation and/or perfection of security interests in collateral granted by Q Comm to the Investors.

         5. The execution, delivery and performance by Q Comm of the Operative Agreements and the consummation by Q Comm of the transactions contemplated thereby, does not (i) violate or conflict with any provision of the Certificate of Incorporation or ByLaws of Q Comm, (ii) constitute a breach of, or result in a default under any agreement to which Q Comm is a party, known to us or (iii) violate any federal, state or local law, statute, rule or regulation that we have in the exercise of customary professional diligence, recognized as applicable to Q Comm or to transactions of this type contemplated by the Operative Agreements.

         6. The provisions of the Security Agreement are sufficient to create in favor of the Investor a security interest in the Collateral (as defined therein) to the extent that a security interest can be created pursuant to the Uniform Commercial Code and Article 9 of the Uniform Commercial Code as in effect in the States of New York and Utah (the "UCC") and the UCC applies to such types of Collateral.

         7. The Financing Statement is in proper form and when filed with the Utah Department of Commerce, the liens created by the Security Agreement will be duly perfected, to the extent that such security interests can be perfected by the filing of such Financing Statement.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in fact or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

         This opinion is being furnished to the Investors, at the request of Q Comm, solely for the purpose set forth in the first paragraph hereof and solely for the benefit of the Investors and may not be relied upon for any other purpose or by any other person or entity without our prior written consent; except that as contemplated by the Agreement, any other person or entity that executes a securities purchase agreement on or before__________, 2003, which is substantially identical to the Agreement, may rely hereon.

                                          Very truly yours,



                                          Morse, Zelnick, Rose & Lander, LLP

                              DISCLOSURE SCHEDULES
                                       TO
                          SECURITIES PURCHASE AGREEMENT



         This Disclosure Schedule is annexed to and made a part of the Securities Purchase Agreement. The numbered paragraphs set forth below correspond to the numbered paragraphs set forth in the Securities Purchase Agreement, dated as of February 12, 2003 (the "Securities Purchase Agreement"), between Q Comm International, Inc. (the "Company") and the purchasers set forth on the signature pages thereto (the "Buyers"). Capitalized terms used herein shall have the same meaning ascribed to such terms in the Securities Purchase Agreement.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         a. Organization and Qualification. The Company has one subsidiary. Q Comm, Inc., a Utah corporation, is wholly-owned by the Company.

         c. Attached hereto as Exhibit 3(c)-1 is a list of option holders and warrant holders, the number of shares of common stock which they have the right to acquire and the exercise price of their options and/or warrants. Exhibit 3(c)-2 also lists convertible securities issued by the Company currently outstanding and the conversion price that applies to those instruments. Exhibit 3(c)-3 lists agreements or arrangements under which the Company is obligated to register its securities under the 1933 Act. Exhibit 3(c)-4 lists the agreements that contain anti-dilution or price protection provisions that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares.

         f. The issuance of the Conversion Shares prior to the delivery of a Notice of Conversion with respect to the Debentures and the delivery of the Warrant Shares prior to the delivery of a Notice of Exercise with respect to the Warrants may conflict with or result in the violation of the Company's Articles of Incorporation and/or By-laws and may result in a violation of the Utah Business Corporation Act.

         g. Since January 1, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed with the SEC pursuant to the reporting requirements of the Exchange Act of 1934. In January 2003, the Company sold its 12% unsecured convertible note due February 28, 2004 in the aggregate principal amount of $200,000 and 363,636 shares of Common Stock for an aggregate purchase price of $200,000. Also, see paragraph 3(l) below.

         h. The Company continues to operate at a loss and continues to experience negative cash flow in each calendar month since September 30, 2002. The fourth quarter of 2002 is likely to be the lowest revenue quarter for the year and have the greatest negative cash flow for the year. See also paragraph 3(g) above and 3(l) below.

         i. On October 10, 2000, First Security Bank, N.A. filed suit in the Fourth Judicial District Court of Utah County, claiming breach of a Merchant Agreement. The complaint relates to charge-backs of customer credit card purchases, which resulted in overdrafts of our merchant account with First Security. First Security claims $175,477 in damages. We believe that First Security honored charge-backs inappropriately, based on the terms and conditions of the customers' credit card agreements and the terms and conditions of their contracts with us. First Security recently filed a motion for summary judgment, which we are contesting. We anticipate that this case will not be resolved until after trial, which has not yet been scheduled, but which will likely be scheduled to take place within the next four to six months. We have recorded a contingent liability in connection with this matter and believe the resolution of this suit will not have a material impact on our financial condition or results of operations.

                  We have agreed to indemnify Paul Hickey against any and all costs, fees, expenses, damages and liabilities that he may incur in connection with the matter of Dallin Bagley v. Paul Hickey. In that lawsuit the plaintiff claims that he had a right to purchase 300,000 shares of our common stock from Mr. Hickey at a significant discount and that as a result of Mr. Hickey's breach of their agreement, he suffered damages in the amount of $400,000. Mr. Hickey contests the enforceability of the agreement. We indemnified Mr. Hickey because the plaintiff's allegations relate to a matter in which Mr. Hickey acted in the interest of Q Comm.


         j. None. Exhibit 3(j) attached hereto lists all of the patents owned by the Company.

         l. The Company has not filed any income tax returns since 1997. In addition, the Company has not filed any returns or made any required payments with respect to employment taxes for the periods beginning August 2002.

         m. As of January 1, 2003, we owed Paul Hickey, our principal stockholder and chief executive officer, an aggregate amount of $410,962, consisting of loans from him to cover cash shortfalls, past due lease payments, and deferred salary. This amount is reflected in a note that bears interest at 10%. The note provides that we must pay Mr. Hickey $150,000 out of the proceeds of the contemplated underwritten public offering scheduled for later this year. Also, beginning one year after this offering is completed, we are obligated to amortize the balance of the note over its remaining term.

                  We have agreed to indemnify Paul Hickey against any and all costs, fees, expenses, damages and liabilities that he may incur in connection with the matter of Dallin Bagley v. Paul Hickey. In that lawsuit the plaintiff claims that he had a right to purchase 300,000 shares of our common stock from Mr. Hickey at a significant discount and that as a result of Mr. Hickey's breach of their agreement, he suffered damages in the amount of $400,000. Mr. Hickey contests the enforceability of the agreement. We indemnified Mr. Hickey because the plaintiff's allegations relate to a matter in which Mr. Hickey acted in the interest of Q Comm.

                  Mr. Hickey has personally guaranteed the repayment of the convertible note held by UTFC Financing Solutions, LLC in the original principal amount of $250,000. In addition, Mr. Hickey has personally guaranteed customer chargebacks under our merchant agreement with First Security Bank. First Security Bank has brought a lawsuit claiming that it is owed approximately $175,000 relating to customer chargebacks.

         s. See Exhibit 3(s) for the details of liens filed against the Company.

                  4. Covenants.

                  (d) The proceeds from the sale of the Debentures will be used to purchase additional Qxpress 200 terminals, for sales and marketing and for working capital purposes, including legal, accounting expenses and filing fees and other expenses related to the Paulson Offering.

                                                                  Exhibit 3(c)-1

                           Q Comm International, Inc.
                         Options and Warrants Oustanding
                             As of February 5, 2003


                                                Number of                            Vested at
               Employee Options                  Shares             Price           12/31/2002
               ----------------                 ---------           -----           ----------
Paul Hickey (Exec officer)                       800,000            1.10              800,000
Steve Flaherty (Exec officer)                    426,250            1.00              426,250
Steve Flaherty (Exec officer)                    400,000            1.00
Paul Hickey (Exec officer)                       343,750            1.00              343,750
John Hickey                                      200,000            1.00              200,000
Chris Leonard                                    200,000            1.00
John Hickey                                      189,062            1.00              189,062
Bruce Siskonen                                   151,250            1.00              151,250
Mike Openshaw (Exec officer)                     151,250            1.00              151,250
Mike Openshaw (Exec officer)                      68,750            1.00               18,750
Susan Young                                       30,938            1.00               30,938
John Hickey                                       30,000            1.00               30,000
Christy Davidson                                  27,500            1.00               27,500
Marko Viitanen                                    25,000            1.00
Brad Reneer                                       25,000            1.00
Matthew Whitaker                                  25,000            1.00
Rob Aagaard                                       25,000            1.00
Del Gerber                                        17,188            1.00               17,188
TJ Hunter                                         17,188            1.00                4,688
Tamara Coleman                                    10,000            1.00
Amber Spangler                                    10,000            1.00
Jane Harris                                        6,876            1.00                6,876
Kacey Robinson                                     3,438            1.00                  938
Tamara Coleman                                     3,438            1.00                  938
                                              ----------                            ---------
Total Employee                                 3,186,878                            2,399,378
                                              ----------                            ---------

                                                Number of                            Vested at
        Non-employee Options/Warrants            Shares             Price           12/31/2002
        -----------------------------           ---------           -----           ----------
Private placement participants (1)             1,253,333            1.00            1,253,333
Keith Hall                                       200,000            1.00              200,000
UTFC                                             150,000            1.25              150,000
Balallan Ltd                                      80,000            0.90               80,000
Coast Market Research                             75,000            1.65               75,000
KC Holmes                                         70,000            1.50               70,000
Noble Asset Management                            62,500            1.65               62,500
Kirk Fisher (Microcap)                            50,000            0.50               50,000
Kirk Fisher (PPM Commission)                      31,667            1.00               31,667
Curt Kramer                                       30,000            1.50               30,000
Paul Stock (PPM Commission)                       23,667            1.00               23,667
Quality Asset Mgt (PPM Comm)                      20,000            1.00               20,000
William Attaway                                   15,000            1.00               15,000
Cletha Walstrand                                  15,000            0.40               15,000
Douglas Pfeiffer                                  10,000            1.00               10,000
                                              ----------                            ---------
Total Non-employee                             2,086,167                            2,086,167
                                              ----------                            ---------

Grand Total                                    5,273,045                            4,485,545
                                              ----------                            ---------


(1) In 2001, the Company sold 1,253,333 units, consisting of one share common stock and a warrant to purchase one share of common stock, to a total of 15 private investors.

                                                                  Exhibit 3(c)-2

                           Q Comm International, Inc.
                             Convertible Securities
                             As of February 5, 2003


                                                                 Balance
                                             Conversion        Subject to
           Holder                              Price         Conversion (1)
           ------                              -----         --------------

UTFC Financing Solutions, LLC                  $1.25           207,908.98


(1) The note is a $250,000 convertible note with monthly payments due over a five-year period at 14%. The agreement allows for the outstanding balance of the note at any time subsequent to one year from the origination date to be converted at $1.25 per share at the option of the holder. The note was issued on December 28, 2002.

                                                                  Exhibit 3(c)-3

                           Q Comm International, Inc.
                       Obligations to Register Securities
                             As of February 5, 2003


Oustanding Options/Warrants/Convertible Securities

                                                  Outstanding          Vested           Exercise          Date          Expiration
Name                                                Shares             Shares            Price           Granted           Date
----                                                ------             ------            -----           -------           ----
Steve Flaherty (Exec officer)                       400,000                 -            $1.00            9/6/2001       9/6/2006
Cletha Walstrand                                     15,000            15,000            $0.40            6/1/2001      5/31/2006
Balallan Ltd                                         80,000            80,000            $0.90           9/15/2001      9/15/2006
UTFC                                                150,000           150,000            $1.25          11/27/2001     11/27/2008
Coast Market Research                                75,000            75,000          $1.50-$1.80       7/17/2002      7/17/2004
                                             ---------------------------------
Total                                               720,000           320,000
                                             ================================


Restricted Shares Issued Within the Last 12 Months

                                                 Number of           Date
                                                  Shares           Issued
                                                 ---------         ------
Mark Lehman                                        31,874          06/05/02
                                             ==============================


All of the above agreements contain "piggyback" registration rights.

                                                                  Exhibit 3(c)-4

                           Q Comm International, Inc.
                    Agreements with Anti-dilution Provisions
                             As of February 5, 2003




                            None

                                  EXHIBIT 3(j)
                                     Patents


    Matter                                                          Serial No.

    U.S. Design Patent Application for
    POINT-OF-SALE-ACTIVATION DEVICE                                 29/169,739

    U.S. Patent Application for
    SYSTEM AND METHOD FOR DISTRIBUTING INVENTORY FOR
    POINT-OF-SALE-ACTIVATION SERVICES                               10/351,493

    U.S. Patent Application for
    POINT-OF-SALE-ACTIVATION DEVICE                                 10/350,198

    U.S. Patent Application for
    SYSTEM AND METHOD FOR POINT-OF-
    SALE TRAINING CONCERNING PREPAID
    SERVICE TRANSACTIONS                                            10/350,203

                                  EXHIBIT 3(s)

[Uniform Commercial Code]                          [Utah Department of Commerce]


                                   [GRAPHIC]


Filing Record Detail:


Filing Detail:
--------------

File Number: 165942200133
Old File Number: N/A
Start Date: 09/26/2001
Lapse Date: 09/26/2006
Filing Type: UCC
Filing Status: ACTIVE


Debtor:
-------

ACTIVE
Q COMM INTERNATIONAL, INC.                   Jurisdiction: UT
1145 SOUTH 1680 WEST                         Organization ID: 923846-0142
OREM UT 84058                                Organization Type: CORP


Secured Party
-------------

ACTIVE
MSM CAPITAL CORPORATION
7545 IRVINE CENTER DRIVE, STE. 250
IRVINE CA 92618


Secured Party
-------------

ACTIVE
COLONIAL PACIFIC LEASING CORP
13010 SW 68TH PKWY.
PORTLAND OR 97223



Collateral Description:
-----------------------

2 IBM X350 SERVER PII 700 XEON W 2MB CACHE RACK2 IBM PII 700 MHZ XEON W/2MB CACHE PROCESSING KIT3 IBM X230 SERVER PIII 1GB W/256K CACHE 128SDRAM11 IBM 18.2GB 10K ULTRA 160 SCSI HOT SWAP SL HDD1 IBM 9.1GB 10K ULTRA 160 SCSI HOT SWAP SL HDD ANGIE YOSA Action: ADD

--------------------------------------------------------------------------------

[Uniform Commercial Code]                          [Utah Department of Commerce]


                                   [GRAPHIC]


Filing Record Detail:


Filing Detail:
--------------

File Number: 174669200140
Old File Number: N/A
Start Date: 11/30/2001
Lapse Date: 11/30/2006
Filing Type: UCC
Filing Status: ACTIVE


Debtor:
-------

ACTIVE
Q COMM INTERNATIONAL, INC.                   Jurisdiction: UTAH
1145 SOUTH 1680 WEST                         Organization ID: UT923846-0142
OREM UT 84058                                Organization Type: CORP


Secured Party
-------------

ACTIVE
UTFC
177 EAST 100 SOUTH
SALT LAKE CITY UT 84111



Collateral Description:
-----------------------

ALL OF DEBTOR'S NOW OWNED OR HEREAFTER ACQUIRED INVENTORY, EQUIPMENT, FURNISHINGS, FIXTURES, COMPUTERS AND SOFTWARE, AND PRESENT AND FUTURE RIGHTS, ACCOUNTS CONTRACTS, GENERAL INTANGIBLES, TECHNOLOGY, AND OTHER INTELLECTUAL PROPERTY, AND THE SPECIFIC
Action: ADD

--------------------------------------------------------------------------------